UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, TX	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2012, Kirby Corporation (“Kirby”) entered into a Securities Purchase Agreement (the “Agreement”) with the stockholders of Penn Maritime Inc. (“Penn Maritime”) and the members of Maritime Investments LLC (“MI”), pursuant to which Kirby has agreed to purchase all of the outstanding equity interests in Penn Maritime and MI (collectively “Penn”), an operator of tank barges and tugboats in the coastal transportation primarily of black oil products in the United States.  The total value of the transaction is approximately $295 million (before post-closing adjustments and transaction fees), consisting of $180 million for all of the voting and nonvoting equity interests in Penn and approximately $115 million to retire Penn’s existing debt.  The $180 million consideration to Penn equity holders will consist of approximately $152 million in cash and 500,000 shares of Kirby common stock.

The Agreement contains customary representations, warranties, covenants and conditions and the sellers and Kirby have agreed to indemnify each other, subject to certain limitations, for breaches of the Agreement.  Under certain conditions, either the sellers or Kirby may terminate the Agreement, including if the transaction has not closed by December 31, 2012 (or March 31, 2013 if such deadline has been extended in accordance with the terms of the Agreement).

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this report.

Item 7.01.	Regulation FD Disclosure.

On November 27, 2012, Kirby issued a press release announcing the Agreement described in Item 1.01.  A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

2.1  Securities Purchase Agreement dated as of November 27, 2012 by and among Kirby Corporation and the Stockholders of Penn Maritime Inc. and the Members of Maritime Investments LLC. (fn 1)

99.1  Press Release of Kirby Corporation dated November 27, 2012.

(fn 1)  The exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Kirby will supplementally furnish a copy of the omitted exhibits and schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President and Chief Financial Officer

Dated:  December 3, 2012

 EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Securities Purchase Agreement dated as of November 27, 2012 by and among Kirby Corporation and the Stockholders of Penn Maritime Inc. and the Members of Maritime Investments LLC.

99.1	Press Release of Kirby Corporation dated November 27, 2012